                                                                 EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                      OF
                            HI-LO AUTOMOTIVE, INC.

  As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.01 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights", and together with the Common Stock, the "Shares"), of Hi-Lo Automotive, Inc., a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary at the address set forth below prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

         By Mail:           Facsimile Transmission:      By Hand/Overnight
ChaseMellon Shareholder         (201) 329-8936               Delivery:
Services, L.L.C.                       ChaseMellon Shareholder Services, L.L.C.
   Post Office Box 3301                             120 Broadway -- 13th Floor
South Hackensack, NJ 07606                              New York, NY 10271
   Attn: Reorganization                                Attn: Reorganization
        Department                                          Department

                  Confirm Receipt of Facsimile by telephone:
                                (201) 296-4860
                             By Overnight Courier:
                   ChaseMellon Shareholder Services, L.L.C.
                               85 Challenge Road
                            Mall Drop Reorg. Dept.
                           Ridgefield Park, NJ 07660

                                ---------------

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

  The undersigned hereby tenders to Shamrock Acquisition, Inc., a Delaware corporation which is a wholly owned subsidiary of O'Reilly Automotive, Inc., a Missouri corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 24, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares (as such term is defined in the Offer to Purchase), set forth below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.



 Number of Shares:                         Name(s) of Record Holder(s):

                                           -----------------------------------
 Certificate No(s). (if available):        -----------------------------------

                                                  Please Type or Print
 -----------------------------------


                                           Address(es) _______________________
 Check ONE box if Shares will be           -----------------------------------
 tendered by book-entry transfer:                                        Zip
                                                                          Code

 [_] The Depository Trust Company          Area Code and Tel. No. ____________


 [_] Philadelphia Depository Trust         Signature(s) ______________________
 Company                                   -----------------------------------


 Account Number ____________________       Dated ______________________ , 19


 Dated ______________________ , 19


                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other required documents within three trading days (as defined in the Offer to Purchase) after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All capitalized terms used herein have the meanings set forth in the Offer to Purchase.

-------------------------------------     -------------------------------------
            Name of Firm                          Authorized Signature
-------------------------------------     -------------------------------------
               Address                                    Title

-------------------------------------
              Zip Code                    Name ________________________________
                                                  Please Type or Print


Area Code and Tel. No. ______________
                                          Date ________________________ , 19

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
     SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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